Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2022

RICHMOND, Va. (May 5, 2022) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2022.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2022	2021	% Change
Net income (loss)	$18,002	$(46,435)	n/a
Net income (loss) per share	$0.08	$(0.21)	n/a

Adjusted EBITDAre	$78,298	$27,308	186.7%
Comparable Hotels Adjusted Hotel EBITDA	$87,909	$33,838	159.8%
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.7%	22.2%	1,150 bps
Modified funds from operations (MFFO)	$63,460	$8,682	630.9%
MFFO per share	$0.28	$0.04	600.0%

Average Daily Rate (ADR) (Actual)	$137.03	$99.19	38.1%
Occupancy (Actual)	67.1%	55.5%	20.9%
Revenue Per Available Room (RevPAR) (Actual)	$91.98	$55.09	67.0%

Comparable Hotels ADR	$137.03	$99.98	37.1%
Comparable Hotels Occupancy	67.1%	55.4%	21.1%
Comparable Hotels RevPAR	$91.98	$55.34	66.2%

Distributions paid	$13,701	-	n/a
Distributions paid per share	$0.06	-	n/a

Cash and cash equivalents	$636
Total debt outstanding	$1,437,990
Total debt outstanding, net of cash and cash equivalents	$1,437,354
Total debt outstanding, net of cash and cash equivalents, to total capitalization(2)	25.9%

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $17.97 on March 31, 2022.

Comparable Hotels is defined as the 219 hotels owned by the Company as of March 31, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Operations across our portfolio of hotels have sequentially improved each month since the start of the year. We continue to benefit from the broad consumer appeal and significant market diversification of our hotels as evidenced by the strength and resiliency of our leisure, small group and regional business demand. We are pleased to report occupancy of 67%, ADR of $137 and RevPAR of $92 for our portfolio for the first quarter of 2022. As the impact of the Omicron variant eased during the quarter, demand for travel regained momentum, and we ended the quarter with RevPAR for the month of March down less than 2% to March 2019, driven by strong occupancy and the continued rapid recovery in rate, with a nearly 4% improvement in ADR as compared to March 2019. Positive momentum has continued, and preliminary results for our portfolio show RevPAR for the month of April 2022 exceeded April 2019. Our corporate and on-site teams have continued to maximize profitability through strategic revenue management and ongoing efforts to realize operational efficiencies, and we achieved strong bottom-line results with Adjusted EBITDAre of $78 million, Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 34% and MFFO of $63 million, or $0.28 per share, for the quarter. We remain incredibly well positioned and anticipate additional upside as the recovery spreads to an increasing number of markets and business demand further strengthens.”

Mr. Knight continued, “During the most challenging operating environment our industry has ever experienced, we achieved industry-leading operating results, enhanced the growth profile and long-term value of our portfolio through strategic acquisitions and dispositions, and maintained the strength and flexibility of our balance sheet. We are pleased to have reinstated monthly dividends for our shareholders, beginning with a payment in March, and remain intently focused on maximizing total returns for our shareholders over the long term. Our strategy of investing in a broadly diversified portfolio of high-quality, rooms-focused hotels with low leverage has been tested and consistently yielded compelling results for our investors. We are confident we are well positioned for continued outperformance.”

Hotel Portfolio Overview

As of March 31, 2022, Apple Hospitality owned 219 hotels with an aggregate of 28,747 guest rooms located in 86 markets throughout 36 states.

Operations Update

•

Strong operating performance: During the first quarter 2022, occupancy and RevPAR for the Company’s portfolio exceeded industry averages as reported by STR. For the Company’s portfolio, first quarter 2022 ADR was slightly ahead of first quarter 2019, while first quarter 2022 occupancy and RevPAR each trailed first quarter 2019 by only 9%. Impact from the Omicron variant began to ease in February. For the month of March 2022, occupancy and ADR reached their highest levels since the start of the pandemic, driving RevPAR for the Company’s portfolio to less than 2% down compared to March 2019. Operations have sequentially improved each month of 2022, with April 2022 occupancy at approximately 77%, down 4% as compared to April 2019 and up 13% as compared to April 2021.

•

Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $88 million, Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 34% and MFFO of approximately $63 million for the first quarter 2022, despite lower occupancies in January and February. As a result of continued efforts to maximize operational efficiencies and despite inflationary pressures, hotel operating expenses were reduced by approximately 12% during the first quarter 2022, as compared to first quarter 2019.

•

Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At March 31, 2022, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 26%.

•	Monthly distributions: During the first quarter 2022, the Company’s Board of Directors reinstated regular monthly cash distributions, beginning with a distribution in March 2022.

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The following tables highlight the Company’s monthly performance during the first quarter of 2022, as compared to the first quarters of 2021 and 2019 (in thousands, except statistical data):

	January	February	March		January	February	March		January	February	March
	2022	2022	2022	Q1 2022	2021	2021	2021	Q1 2021	2019	2019	2019	Q1 2019
ADR	$126.51	$135.43	$146.07	$137.03	$95.15	$97.41	$103.27	$99.19	$129.81	$137.05	$141.16	$136.36
Occupancy	56.2%	69.0%	76.4%	67.1%	45.1%	55.2%	66.3%	55.5%	66.1%	75.4%	80.2%	73.9%
RevPAR	$71.11	$93.42	$111.55	$91.98	$42.94	$53.74	$68.46	$55.09	$85.78	$103.35	$113.23	$100.71
Adjusted Hotel EBITDA(1)	$15,166	$26,150	$46,620	$87,936	$4,612	$9,986	$20,829	$35,427	$26,418	$35,232	$47,154	$108,804

					% Change				% Change
	January	February	March		January	February	March		January	February	March
	2022	2022	2022	Q1 2022	2021	2021	2021	Q1 2021	2019	2019	2019	Q1 2019
ADR	$126.51	$135.43	$146.07	$137.03	33.0%	39.0%	41.4%	38.1%	(2.5%)	(1.2%)	3.5%	0.5%
Occupancy	56.2%	69.0%	76.4%	67.1%	24.6%	25.0%	15.2%	20.9%	(15.0%)	(8.5%)	(4.7%)	(9.2%)
RevPAR	$71.11	$93.42	$111.55	$91.98	65.6%	73.8%	62.9%	67.0%	(17.1%)	(9.6%)	(1.5%)	(8.7%)
Adjusted Hotel EBITDA(1)	$15,166	$26,150	$46,620	$87,936	228.8%	161.9%	123.8%	148.2%	(42.6%)	(25.8%)	(1.1%)	(19.2%)

Note: Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

Portfolio Activity

Contract for Potential Acquisition

As previously announced, the Company has an outstanding contract for the purchase of an Embassy Suites by Hilton in Madison, Wisconsin, for an anticipated total purchase price of approximately $79 million. The hotel is currently under development and expected to include 260 rooms. There are many conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on this hotel will occur under the outstanding purchase contract. Assuming all conditions to closing are met, the Company anticipates acquiring the hotel following completion of construction, which is expected to occur in early 2024.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2022, the Company invested approximately $8 million in capital expenditures. The Company anticipates investing approximately $55 million to $65 million in capital improvements during 2022, which includes various renovation projects for approximately 20 to 25 hotels, however, inflationary pressures or supply chain shortages, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

Summary

As of March 31, 2022, Apple Hospitality had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.5%, cash on hand of approximately $1 million and availability under its revolving credit facility of approximately $349 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $491 million in property-level debt secured by 28 hotels and approximately $947 million outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of March 31, 2022, was 191. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2022, was approximately 26%. As of March 31, 2022, the Company’s weighted-average debt maturities are 3 years, with approximately $226

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million, net of reserves, maturing in 2022, including $77 million outstanding on its revolving credit facility. The Company has the ability to extend the maturity date of its revolving credit facility up to one year and to refinance or utilize its revolving credit facility to satisfy the remaining 2022 debt maturities.

Capital Markets

In March 2022, the Company established a written trading plan as part of its Share Repurchase Program that provides for share repurchases in open market transactions that is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. During the three months ended March 31, 2022, the company did not repurchase common shares under its Share Repurchase Program. As of March 31, 2022, the Company had approximately $345 million remaining under its Share Repurchase Program. The Share Repurchase Program may be suspended or terminated at any time by the Company and will end in July 2022 unless extended. The timing of share repurchases and the number of common shares to be repurchased under the Share Repurchase Program will depend upon the prevailing market conditions, regulatory requirements and other factors.

In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). No shares were sold under the Company’s ATM Program during the first quarter 2022. As of March 31, 2022, approximately $224 million remained available for issuance under the ATM Program.

Shareholder Distributions

During the three months ended March 31, 2022, the Company paid distributions of $0.06 per common share, including a quarterly distribution of $0.01 per common share for the fourth quarter of 2021, which was declared in December 2021 and paid in January 2022. The Company’s Board of Directors reinstated a monthly distribution policy, beginning with the monthly distribution in March 2022 of $0.05 per common share. Based on the Company’s common stock closing price of $17.46 on May 3, 2022, the annualized distribution of $0.60 per common share represents an annual yield of approximately 3.4%. While the Company expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

2022 Outlook

The Company is providing the following full year 2022 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $32 million to $38 million.
•	Interest expense is projected to be approximately $58 million to $63 million.
•	Capital expenditures are projected to be approximately $55 million to $65 million.

The Company does not expect to issue operational guidance or provide additional outlook updates until it has more certainty on trends within the industry or otherwise deems appropriate.

First Quarter 2022 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, May 6, 2022. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants

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may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on May 6, 2022, through 11:59 p.m. Eastern Time on May 27, 2022. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13728094. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 219 hotels with more than 28,700 guest rooms located in 86 markets throughout 36 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 94 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope,

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severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,356,580 and $1,311,262, respectively	$4,640,018	$4,677,185
Cash and cash equivalents	636	3,282
Restricted cash-furniture, fixtures and other escrows	40,568	36,667
Due from third party managers, net	60,560	40,052
Other assets, net	49,335	33,341
Total Assets	$4,791,117	$4,790,527

Liabilities
Debt, net	$1,433,213	$1,438,758
Finance lease liabilities	111,848	111,776
Accounts payable and other liabilities	66,949	92,672
Total Liabilities	1,612,010	1,643,206

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,888,561 and 228,255,642 shares, respectively	4,578,758	4,569,352
Accumulated other comprehensive income (loss)	11,711	(15,508)
Distributions greater than net income	(1,411,362)	(1,406,523)
Total Shareholders' Equity	3,179,107	3,147,321

Total Liabilities and Shareholders' Equity	$4,791,117	$4,790,527

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Room	$237,976	$148,481
Food and beverage	8,464	2,783
Other	14,038	7,449
Total revenue	260,478	158,713

Expenses:
Hotel operating expense:
Operating	64,331	38,150
Hotel administrative	23,842	17,744
Sales and marketing	22,469	14,888
Utilities	10,290	10,560
Repair and maintenance	13,028	10,225
Franchise fees	11,266	6,919
Management fees	8,776	5,254
Total hotel operating expense	154,002	103,740
Property taxes, insurance and other	18,679	19,688
General and administrative	9,638	8,119
Loss on impairment of depreciable real estate assets	-	10,754
Depreciation and amortization	45,324	48,710
Total expense	227,643	191,011

Gain on sale of real estate	-	4,484

Operating income (loss)	32,835	(27,814)

Interest and other expense, net	$(14,654)	$(18,513)

Income (loss) before income taxes	18,181	(46,327)

Income tax expense	(179)	(108)

Net income (loss)	$18,002	$(46,435)

Other comprehensive income:
Interest rate derivatives	27,219	16,082

Comprehensive income (loss)	$45,221	$(30,353)

Basic and diluted net income (loss) per common share	$0.08	$(0.21)

Weighted average common shares outstanding - basic and diluted	228,986	223,733

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change	% Change
	2022	2021	2021	2019
Total revenue	$260,481	$152,446	70.9%	(7.7%)

Total operating expenses	172,572	118,608	45.5%	(4.2%)

Adjusted Hotel EBITDA	$87,909	$33,838	159.8%	(13.9%)
Adjusted Hotel EBITDA Margin %	33.7%	22.2%	1,150 bps	(250 bps)

ADR (Comparable Hotels)	$137.03	$99.98	37.1%	(2.0%)
Occupancy (Comparable Hotels)	67.1%	55.4%	21.1%	(9.1%)
RevPAR (Comparable Hotels)	$91.98	$55.34	66.2%	(10.9%)

ADR (Actual)	$137.03	$99.19	38.1%	0.5%
Occupancy (Actual)	67.1%	55.5%	20.9%	(9.2%)
RevPAR (Actual)	$91.98	$55.09	67.0%	(8.7%)

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$158,713
Revenue from acquisitions prior to ownership	-	5,133
Revenue from dispositions	3	(11,400)
Comparable Hotels Total Revenue	$260,481	$152,446

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$87,936	$35,427
AHEBITDA from acquisitions prior to ownership	-	707
AHEBITDA from dispositions	(27)	(2,296)
Comparable Hotels AHEBITDA	$87,909	$33,838

Note: Comparable Hotels is defined as the 219 hotels owned by the Company as of March 31, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Total revenue	$282,224	$327,033	$321,161	$278,005	$152,446	$242,644	$284,613	$253,225	$260,481

Total operating expenses	180,155	195,324	197,051	183,205	118,608	149,052	175,742	167,844	172,572

Adjusted Hotel EBITDA	$102,069	$131,709	$124,110	$94,800	$33,838	$93,592	$108,871	$85,381	$87,909
Adjusted Hotel EBITDA Margin %	36.2%	40.3%	38.6%	34.1%	22.2%	38.6%	38.3%	33.7%	33.7%

ADR (Comparable Hotels)	$139.83	$145.14	$143.87	$134.61	$99.98	$122.69	$141.86	$131.19	$137.03
Occupancy (Comparable Hotels)	73.8%	81.6%	80.1%	73.2%	55.4%	70.7%	71.4%	67.4%	67.1%
RevPAR (Comparable Hotels)	$103.26	$118.41	$115.28	$98.47	$55.34	$86.71	$101.36	$88.45	$91.98

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478
Revenue from acquisitions prior to ownership	11,541	14,123	16,510	12,982	5,133	10,350	11,321	2,870	-
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3
Comparable Hotels Total Revenue	$282,224	$327,033	$321,161	$278,005	$152,446	$242,644	$284,613	$253,225	$260,481

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936
AHEBITDA from acquisitions prior to ownership	4,812	7,049	8,607	5,843	707	3,917	4,749	989	-
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)
Comparable Hotels AHEBITDA	$102,069	$131,709	$124,110	$94,800	$33,838	$93,592	$108,871	$85,381	$87,909

Note:  Comparable Hotels is defined as the 219 hotels owned by the Company as of March 31, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change	% Change
	2022	2021	2021	2019
Total revenue	$240,054	$143,410	67.4%	(11.1%)

Total operating expenses	158,769	110,587	43.6%	(8.2%)

Adjusted Hotel EBITDA	$81,285	$32,823	147.6%	(16.2%)
Adjusted Hotel EBITDA Margin %	33.9%	22.9%	1,100 bps	(200 bps)

ADR (Same Store Hotels)	$135.71	$99.79	36.0%	(2.6%)
Occupancy (Same Store Hotels)	67.5%	56.0%	20.5%	(9.0%)
RevPAR (Same Store Hotels)	$91.67	$55.88	64.0%	(11.3%)

ADR (Actual)	$137.03	$99.19	38.1%	0.5%
Occupancy (Actual)	67.1%	55.5%	20.9%	(9.2%)
RevPAR (Actual)	$91.98	$55.09	67.0%	(8.7%)

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$158,713
Revenue from acquisitions	(20,427)	(3,903)
Revenue from dispositions	3	(11,400)
Same Store Hotels Total Revenue	$240,054	$143,410

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$87,936	$35,427
AHEBITDA from acquisitions	(6,624)	(308)
AHEBITDA from dispositions	(27)	(2,296)
Same Store Hotels AHEBITDA	$81,285	$32,823

Note:  Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Total revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054

Total operating expenses	172,970	186,495	187,359	173,741	110,587	137,608	161,892	154,441	158,769

Adjusted Hotel EBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285
Adjusted Hotel EBITDA Margin %	35.9%	39.9%	37.9%	33.6%	22.9%	39.1%	38.1%	33.7%	33.9%

ADR (Same Store Hotels)	$139.36	$144.35	$142.25	$133.50	$99.79	$121.99	$140.04	$129.69	$135.71
Occupancy (Same Store Hotels)	74.2%	81.8%	80.1%	73.0%	56.0%	71.4%	71.8%	67.9%	67.5%
RevPAR (Same Store Hotels)	$103.36	$118.07	$113.90	$97.45	$55.88	$87.07	$100.53	$88.12	$91.67

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,903)	(6,291)	(11,582)	(17,446)	(20,427)
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3
Same Store Hotels Total Revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(308)	(1,280)	(4,304)	(5,924)	(6,624)
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)
Same Store Hotels AHEBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2019, 2021 and 2022:

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(46,435)	$20,283	$31,759	$13,221	$18,002
Depreciation and amortization	47,950	48,109	47,887	49,294	48,710	46,386	44,217	45,158	45,324
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	98	98	98	99	99
Interest and other expense, net	15,494	15,857	14,759	15,081	18,513	18,618	15,977	14,640	14,654
Income tax expense	206	156	143	174	108	87	114	159	179
EBITDA	101,832	126,243	109,043	90,033	20,994	85,472	92,165	73,277	78,258
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(4,484)	864	(44)	68	-
Loss on impairment of depreciable real estate assets	-	-	6,467	-	10,754	-	-	-	-
EBITDAre	100,619	126,404	115,510	86,064	27,264	86,336	92,121	73,345	78,258
Non-cash straight-line operating ground lease expense	48	47	47	46	44	43	41	41	40
Adjusted EBITDAre	$100,667	$126,451	$115,557	$86,110	$27,308	$86,379	$92,162	$73,386	$78,298
General and administrative expense	8,137	8,308	9,039	10,726	8,119	8,435	13,261	11,223	9,638
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three months ended March 31, 2022 and 2021:

	Three months ended March 31,
	2022	2021
Net income (loss)	$18,002	$(46,435)
Depreciation of real estate owned	44,560	47,088
Gain on sale of real estate	-	(4,484)
Loss on impairment of depreciable real estate assets	-	10,754
Funds from operations	62,562	6,923
Amortization of finance ground lease assets	759	1,617
Amortization of favorable and unfavorable operating leases, net	99	98
Non-cash straight-line operating ground lease expense	40	44
Modified funds from operations	$63,460	$8,682

Page | 14

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2022

	April 1 - December 31, 2022	2023	2024	2025	2026	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$238,774	$296,214	$338,597	$245,140	$74,649	$244,616	$1,437,990	$1,390,985
Average interest rates(1)	3.4%	3.5%	3.8%	3.9%	3.8%	3.7%

Variable-rate debt:
Maturities	$76,500	$250,000	$310,000	$175,000	$-	$85,000	$896,500	$877,671
Average interest rates(1)	3.1%	3.3%	3.7%	4.1%	4.1%	3.8%

Fixed-rate debt:
Maturities	$162,274	$46,214	$28,597	$70,140	$74,649	$159,616	$541,490	$513,314
Average interest rates	4.0%	3.9%	3.9%	3.8%	3.7%	3.7%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2021

Three Months Ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022
Top 20 Markets
Phoenix, AZ	10	78.9%	60.7%	30.0%	$176.34	$106.74	65.2%	$139.15	$64.83	114.6%	10.9%
Los Angeles, CA	8	80.8%	83.0%	(2.7%)	$171.30	$112.12	52.8%	$138.34	$93.02	48.7%	7.0%
San Diego, CA	7	67.9%	46.9%	44.8%	$148.63	$110.56	34.4%	$100.89	$51.90	94.4%	4.7%
Fort Worth/Arlington, TX	6	81.3%	72.9%	11.5%	$144.27	$100.81	43.1%	$117.31	$73.47	59.7%	4.2%
Orange County, CA	6	69.6%	60.6%	14.9%	$144.37	$100.34	43.9%	$100.48	$60.84	65.2%	3.7%
Melbourne, FL	3	83.6%	49.1%	70.3%	$176.39	$129.70	36.0%	$147.53	$63.71	131.6%	3.3%
Miami, FL	3	86.2%	72.4%	19.1%	$169.84	$104.14	63.1%	$146.36	$75.37	94.2%	2.8%
Nashville, TN	5	71.5%	50.4%	41.9%	$147.91	$95.89	54.2%	$105.71	$48.33	118.7%	2.8%
Richmond/Petersburg, VA	4	61.4%	44.9%	36.7%	$174.59	$116.06	50.4%	$107.15	$52.15	105.5%	2.7%
Orlando, FL	3	75.1%	51.7%	45.3%	$137.81	$81.05	70.0%	$103.53	$41.87	147.3%	2.3%
North Carolina East	4	67.6%	65.5%	3.2%	$118.25	$107.28	10.2%	$79.98	$70.29	13.8%	2.3%
Tucson, AZ	3	87.3%	67.5%	29.3%	$131.81	$98.69	33.6%	$115.02	$66.60	72.7%	2.2%
Fort Lauderdale, FL	2	85.6%	78.9%	8.5%	$170.29	$99.40	71.3%	$145.79	$78.40	86.0%	2.1%
Austin, TX	7	66.2%	51.4%	28.8%	$118.86	$85.45	39.1%	$78.67	$43.93	79.1%	2.0%
Florida Panhandle	5	65.5%	66.5%	(1.5%)	$134.15	$111.49	20.3%	$87.83	$74.14	18.5%	1.9%
Seattle, WA	3	62.8%	57.1%	10.0%	$146.71	$120.83	21.4%	$92.07	$68.94	33.6%	1.8%
Dallas, TX	5	59.9%	59.8%	0.2%	$125.94	$87.45	44.0%	$75.38	$52.28	44.2%	1.8%
Birmingham, AL	4	72.1%	55.7%	29.4%	$135.56	$103.73	30.7%	$97.70	$57.81	69.0%	1.7%
Alaska	2	80.7%	70.4%	14.6%	$162.97	$126.46	28.9%	$131.47	$89.07	47.6%	1.6%
Oklahoma City, OK	4	61.6%	64.3%	(4.2%)	$131.85	$101.34	30.1%	$81.28	$65.12	24.8%	1.6%
Top 20 Markets	94	72.6%	60.7%	19.6%	$150.90	$104.52	44.4%	$109.51	$63.47	72.5%	63.4%

All Other Markets	125	62.7%	51.0%	22.9%	$124.07	$95.53	29.9%	$77.83	$48.68	59.9%	36.6%

Total Portfolio	219	67.1%	55.4%	21.1%	$137.03	$99.98	37.1%	$91.98	$55.34	66.2%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2019

Three Months Ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022
Top 20 Markets
Phoenix, AZ	10	78.9%	83.1%	(5.1%)	$176.34	$173.21	1.8%	$139.15	$143.95	(3.3%)	10.9%
Los Angeles, CA	8	80.8%	87.4%	(7.6%)	$171.30	$170.72	0.3%	$138.34	$149.25	(7.3%)	7.0%
San Diego, CA	7	67.9%	77.0%	(11.8%)	$148.63	$153.19	(3.0%)	$100.89	$117.88	(14.4%)	4.7%
Fort Worth/Arlington, TX	6	81.3%	79.4%	2.4%	$144.27	$145.83	(1.1%)	$117.31	$115.77	1.3%	4.2%
Orange County, CA	6	69.6%	82.4%	(15.5%)	$144.37	$147.63	(2.2%)	$100.48	$121.62	(17.4%)	3.7%
Melbourne, FL	3	83.6%	93.2%	(10.3%)	$176.39	$173.27	1.8%	$147.53	$161.40	(8.6%)	3.3%
Miami, FL	3	86.2%	83.4%	3.4%	$169.84	$173.64	(2.2%)	$146.36	$144.78	1.1%	2.8%
Nashville, TN	5	71.5%	80.1%	(10.7%)	$147.91	$160.79	(8.0%)	$105.71	$128.77	(17.9%)	2.8%
Richmond/Petersburg, VA	4	61.4%	73.5%	(16.5%)	$174.59	$154.88	12.7%	$107.15	$113.78	(5.8%)	2.7%
Orlando, FL	3	75.1%	79.5%	(5.5%)	$137.81	$135.27	1.9%	$103.53	$107.55	(3.7%)	2.3%
North Carolina East	4	67.6%	79.4%	(14.9%)	$118.25	$108.96	8.5%	$79.98	$86.50	(7.5%)	2.3%
Tucson, AZ	3	87.3%	88.6%	(1.5%)	$131.81	$133.39	(1.2%)	$115.02	$118.20	(2.7%)	2.2%
Fort Lauderdale, FL	2	85.6%	91.4%	(6.3%)	$170.29	$181.37	(6.1%)	$145.79	$165.78	(12.1%)	2.1%
Austin, TX	7	66.2%	70.1%	(5.6%)	$118.86	$129.12	(7.9%)	$78.67	$90.46	(13.0%)	2.0%
Florida Panhandle	5	65.5%	79.1%	(17.2%)	$134.15	$150.21	(10.7%)	$87.83	$118.81	(26.1%)	1.9%
Seattle, WA	3	62.8%	77.1%	(18.5%)	$146.71	$165.76	(11.5%)	$92.07	$127.78	(27.9%)	1.8%
Dallas, TX	5	59.9%	70.1%	(14.6%)	$125.94	$130.46	(3.5%)	$75.38	$91.39	(17.5%)	1.8%
Birmingham, AL	4	72.1%	74.9%	(3.7%)	$135.56	$123.45	9.8%	$97.70	$92.46	5.7%	1.7%
Alaska	2	80.7%	82.0%	(1.6%)	$162.97	$154.97	5.2%	$131.47	$127.09	3.4%	1.6%
Oklahoma City, OK	4	61.6%	72.5%	(15.0%)	$131.85	$126.49	4.2%	$81.28	$91.69	(11.4%)	1.6%
Top 20 Markets	94	72.6%	79.4%	(8.6%)	$150.90	$151.16	(0.2%)	$109.51	$119.99	(8.7%)	63.4%

All Other Markets	125	62.7%	69.5%	(9.8%)	$124.07	$129.64	(4.3%)	$77.83	$90.08	(13.6%)	36.6%

Total Portfolio	219	67.1%	73.8%	(9.1%)	$137.03	$139.83	(2.0%)	$91.98	$103.26	(10.9%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2021

Three Months Ended March 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022
STR Region
East North Central	15	50.9%	35.9%	41.8%	$112.51	$82.42	36.5%	$57.25	$29.57	93.6%	1.4%
East South Central	26	70.0%	54.4%	28.7%	$131.60	$103.82	26.8%	$92.06	$56.51	62.9%	10.2%
Middle Atlantic	12	61.1%	48.0%	27.3%	$125.33	$99.04	26.5%	$76.63	$47.49	61.4%	1.5%
Mountain	21	75.9%	57.9%	31.1%	$150.45	$98.87	52.2%	$114.11	$57.25	99.3%	16.6%
New England	6	50.7%	43.1%	17.6%	$131.45	$102.57	28.2%	$66.64	$44.22	50.7%	0.9%
Pacific	32	71.1%	62.6%	13.6%	$155.14	$112.07	38.4%	$110.23	$70.20	57.0%	21.8%
South Atlantic	54	71.8%	60.4%	18.9%	$141.08	$100.91	39.8%	$101.30	$60.95	66.2%	29.3%
West North Central	17	58.4%	43.8%	33.3%	$117.60	$90.58	29.8%	$68.70	$39.71	73.0%	3.8%
West South Central	36	66.2%	58.5%	13.2%	$126.00	$92.13	36.8%	$83.44	$53.88	54.9%	14.5%

Total Portfolio	219	67.1%	55.4%	21.1%	$137.03	$99.98	37.1%	$91.98	$55.34	66.2%	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2019

Three Months Ended March 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022
STR Region
East North Central	15	50.9%	61.9%	(17.8%)	$112.51	$118.15	(4.8%)	$57.25	$73.18	(21.8%)	1.4%
East South Central	26	70.0%	74.5%	(6.0%)	$131.60	$132.70	(0.8%)	$92.06	$98.89	(6.9%)	10.2%
Middle Atlantic	12	61.1%	68.2%	(10.4%)	$125.33	$143.51	(12.7%)	$76.63	$97.81	(21.7%)	1.5%
Mountain	21	75.9%	79.5%	(4.5%)	$150.45	$149.29	0.8%	$114.11	$118.71	(3.9%)	16.6%
New England	6	50.7%	52.1%	(2.7%)	$131.45	$133.70	(1.7%)	$66.64	$69.63	(4.3%)	0.9%
Pacific	32	71.1%	81.3%	(12.5%)	$155.14	$160.66	(3.4%)	$110.23	$130.70	(15.7%)	21.8%
South Atlantic	54	71.8%	76.2%	(5.8%)	$141.08	$140.68	0.3%	$101.30	$107.17	(5.5%)	29.3%
West North Central	17	58.4%	69.9%	(16.5%)	$117.60	$117.13	0.4%	$68.70	$81.90	(16.1%)	3.8%
West South Central	36	66.2%	71.6%	(7.5%)	$126.00	$131.01	(3.8%)	$83.44	$93.86	(11.1%)	14.5%

Total Portfolio	219	67.1%	73.8%	(9.1%)	$137.03	$139.83	(2.0%)	$91.98	$103.26	(10.9%)	100.0%

Note:  Region categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2021

Three Months Ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022
Upscale
AC Hotels	1	46.4%	35.6%	30.3%	$137.18	$110.71	23.9%	$63.70	$39.41	61.6%	0.1%
Aloft	1	32.7%			$133.69			$43.67			(0.1)%
Courtyard	33	62.5%	47.9%	30.5%	$135.90	$95.85	41.8%	$84.88	$45.93	84.8%	15.2%
Hilton Garden Inn	40	62.1%	47.0%	32.1%	$133.88	$95.91	39.6%	$83.08	$45.09	84.3%	15.7%
Homewood Suites	30	78.6%	70.4%	11.6%	$137.65	$104.72	31.4%	$108.26	$73.71	46.9%	15.1%
Hyatt House	1	79.1%	50.4%	56.9%	$163.07	$106.36	53.3%	$129.03	$53.64	140.5%	0.6%
Hyatt Place	3	72.8%	57.1%	27.5%	$150.70	$100.56	49.9%	$109.65	$57.39	91.1%	1.8%
Residence Inn	29	73.5%	66.4%	10.7%	$143.51	$114.08	25.8%	$105.47	$75.71	39.3%	16.1%
SpringHill Suites	9	64.8%	59.7%	8.5%	$126.62	$79.98	58.3%	$82.06	$47.77	71.8%	4.1%
Upscale Total	147	67.3%	56.0%	20.2%	$137.19	$101.03	35.8%	$92.33	$56.56	63.2%	68.6%

Upper Midscale
Fairfield	10	64.5%	54.4%	18.6%	$121.92	$76.58	59.2%	$78.61	$41.68	88.6%	3.7%
Hampton	37	63.2%	49.2%	28.5%	$139.22	$96.94	43.6%	$88.01	$47.65	84.7%	15.3%
Home2 Suites	10	77.9%	68.1%	14.4%	$138.77	$101.94	36.1%	$108.16	$69.44	55.8%	6.1%
TownePlace Suites	9	80.3%	69.3%	15.9%	$113.49	$91.82	23.6%	$91.12	$63.62	43.2%	3.9%
Upper Midscale Total	66	67.4%	54.8%	23.0%	$133.25	$94.10	41.6%	$89.78	$51.60	74.0%	29.0%

Upper Upscale
Embassy Suites	2	86.7%	73.4%	18.1%	$182.57	$148.28	23.1%	$158.24	$108.90	45.3%	2.0%
Marriott	2	50.4%	33.3%	51.4%	$156.37	$110.71	41.2%	$78.87	$36.84	114.1%	1.3%
Upper Upscale Total	4	62.7%	46.9%	33.7%	$168.62	$130.61	29.1%	$105.70	$61.19	72.7%	3.3%

Independents
Independents	2	62.0%	55.7%	11.3%	$139.36	$113.30	23.0%	$86.39	$63.11	36.9%	(0.9)%
Independents Total	2	62.0%	55.7%	11.3%	$139.36	$113.30	23.0%	$86.39	$63.11	36.9%	(0.9)%

Total Portfolio	219	67.1%	55.4%	21.1%	$137.03	$99.98	37.1%	$91.98	$55.34	66.2%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2019

Three Months Ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022
Upscale
AC Hotels	1	46.4%	37.1%	25.1%	$137.18	$153.58	(10.7%)	$63.70	$56.93	11.9%	0.1%
Aloft	1	32.7%			$133.69			$43.67			(0.1)%
Courtyard	33	62.5%	70.7%	(11.6%)	$135.90	$138.89	(2.2%)	$84.88	$98.26	(13.6%)	15.2%
Hilton Garden Inn	40	62.1%	73.7%	(15.7%)	$133.88	$137.63	(2.7%)	$83.08	$101.40	(18.1%)	15.7%
Homewood Suites	30	78.6%	80.1%	(1.9%)	$137.65	$146.28	(5.9%)	$108.26	$117.17	(7.6%)	15.1%
Hyatt House	1	79.1%			$163.07			$129.03			0.6%
Hyatt Place	3	72.8%	59.1%	23.2%	$150.70	$120.66	24.9%	$109.65	$71.29	53.8%	1.8%
Residence Inn	29	73.5%	75.5%	(2.6%)	$143.51	$146.99	(2.4%)	$105.47	$110.91	(4.9%)	16.1%
SpringHill Suites	9	64.8%	73.6%	(12.0%)	$126.62	$126.15	0.4%	$82.06	$92.81	(11.6%)	4.1%
Upscale Total	147	67.3%	73.9%	(8.9%)	$137.19	$140.59	(2.4%)	$92.33	$103.90	(11.1%)	68.6%

Upper Midscale
Fairfield	10	64.5%	72.5%	(11.0%)	$121.92	$123.22	(1.1%)	$78.61	$89.32	(12.0%)	3.7%
Hampton	37	63.2%	71.9%	(12.1%)	$139.22	$139.77	(0.4%)	$88.01	$100.53	(12.5%)	15.3%
Home2 Suites	10	77.9%	81.8%	(4.8%)	$138.77	$136.11	2.0%	$108.16	$111.34	(2.9%)	6.1%
TownePlace Suites	9	80.3%	74.0%	8.5%	$113.49	$115.48	(1.7%)	$91.12	$85.43	6.7%	3.9%
Upper Midscale Total	66	67.4%	73.4%	(8.2%)	$133.25	$133.90	(0.5%)	$89.78	$98.30	(8.7%)	29.0%

Upper Upscale
Embassy Suites	2	86.7%	86.7%	0.0%	$182.57	$179.63	1.6%	$158.24	$155.83	1.5%	2.0%
Marriott	2	50.4%	66.1%	(23.8%)	$156.37	$149.29	4.7%	$78.87	$98.69	(20.1%)	1.3%
Upper Upscale Total	4	62.7%	73.1%	(14.2%)	$168.62	$161.50	4.4%	$105.70	$118.06	(10.5%)	3.3%

Independents
Independents	2	62.0%	85.2%	(27.2%)	$139.36	$181.24	(23.1%)	$86.39	$154.35	(44.0%)	(0.9)%
Independents Total	2	62.0%	85.2%	(27.2%)	$139.36	$181.24	(23.1%)	$86.39	$154.35	(44.0%)	(0.9)%

Total Portfolio	219	67.1%	73.8%	(9.1%)	$137.03	$139.83	(2.0%)	$91.98	$103.26	(10.9%)	100.0%

Note:  Chain scale categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2021

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change	Q1 2022
STR Location
Airport	18	75.7%	63.8%	18.7%	$133.54	$94.62	41.1%	$101.13	$60.34	67.6%	9.3%
Interstate	4	59.0%	49.5%	19.2%	$113.81	$95.52	19.1%	$67.11	$47.26	42.0%	0.9%
Resort	11	71.3%	52.6%	35.6%	$162.22	$110.90	46.3%	$115.72	$58.35	98.3%	8.3%
Small Metro/Town	11	74.9%	62.7%	19.5%	$133.33	$98.94	34.8%	$99.92	$62.01	61.1%	6.2%
Suburban	125	67.8%	57.1%	18.7%	$130.53	$98.62	32.4%	$88.49	$56.33	57.1%	49.9%
Urban	50	61.5%	48.7%	26.3%	$148.85	$103.53	43.8%	$91.58	$50.46	81.5%	25.4%

Total Portfolio	219	67.1%	55.4%	21.1%	$137.03	$99.98	37.1%	$91.98	$55.34	66.2%	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2019

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022	Q1 2019	% Change	Q1 2022
STR Location
Airport	18	75.7%	79.0%	(4.2%)	$133.54	$131.97	1.2%	$101.13	$104.31	(3.0%)	9.3%
Interstate	4	59.0%	67.1%	(12.1%)	$113.81	$102.17	11.4%	$67.11	$68.51	(2.0%)	0.9%
Resort	11	71.3%	79.3%	(10.1%)	$162.22	$155.82	4.1%	$115.72	$123.59	(6.4%)	8.3%
Small Metro/Town	11	74.9%	80.2%	(6.6%)	$133.33	$134.81	(1.1%)	$99.92	$108.08	(7.5%)	6.2%
Suburban	125	67.8%	73.3%	(7.5%)	$130.53	$135.62	(3.8%)	$88.49	$99.42	(11.0%)	49.9%
Urban	50	61.5%	71.9%	(14.5%)	$148.85	$151.19	(1.5%)	$91.58	$108.72	(15.8%)	25.4%

Total Portfolio	219	67.1%	73.8%	(9.1%)	$137.03	$139.83	(2.0%)	$91.98	$103.26	(10.9%)	100.0%

Note:  Location categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 21